          As filed with the Securities and Exchange Commission on April 30, 2003
                                                Registration No. 333-
                                                                     -----------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                   CREE, INC.
             (Exact Name of Registrant as Specified in its Charter)

              North Carolina                             56-1572719
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
     Incorporation or Organization)

           4600 Silicon Drive
         Durham, North Carolina                             27703
(Address of Principal Executive Offices)                 (Zip Code)

                  CREE, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                   ----------

                               Cynthia B. Merrell
                      Chief Financial Officer and Treasurer
                                   Cree, Inc.
                               4600 Silicon Drive
                          Durham, North Carolina 27703
                                 (919) 313-5300
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

                                    Copy to:
                              Adam H. Broome, Esq.
                                   Cree, Inc.
                               4600 Silicon Drive
                          Durham, North Carolina 27703
                                 (919) 313-5300

                                   ----------

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                                              CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities   Amount To Be   Proposed Maximum Offering       Proposed Maximum           Amount of
         To Be Registered            Registered         Price Per Share        Aggregate Offering Price   Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.00125 Par Value                   750,000 (1)          $19.485 (2)               $14,613,750 (2)         $1,182.25 (2)
--------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of Common Stock as may be issued pursuant to the anti-dilution provisions set forth in the Cree, Inc. 1999 Employee Stock Purchase Plan, as amended.
(2) Calculated solely for the purpose of this offering pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on April 28, 2003.

================================================================================

                INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

     This Registration Statement on Form S-8 is being filed by the Registrant to register an additional 750,000 shares of the Common Stock of the Registrant, $0.00125, par value, issuable under the Cree, Inc. 1999 Employee Stock Purchase Plan and consists of only those items required by General Instruction E to Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8, Registration No. 333-92477, filed with the Securities and Exchange Commission on December 10, 1999, are hereby incorporated in this Registration Statement by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents are hereby incorporated by reference into this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the Securities and Exchange Commission on August 19, 2002;

     (b) The Registrant's Quarterly Report Reports on Form 10-Q for the fiscal periods ended September 29, 2002, December 29, 2002, and March 30, 2003, filed with the Securities and Exchange Commission on October 29, 2002, January 31, 2003, and April 29, 2003, respectively;

     (c) All other reports filed by Cree pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above; and

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit No.   Description
-----------   -----------
     5.1      Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
    23.1      Consent of Ernst & Young LLP.
    23.2      Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1).
    24.1      Power of Attorney (Contained on signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on this 30th day of April, 2003.

                                   CREE, INC.


                                   By: /s/ Charles M. Swoboda
                                       -----------------------------------------
                                       Charles M. Swoboda
                                       President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Chares M. Swoboda and Cynthia B. Merrell, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Name                                             Title                               Date
                   ----                                             -----                               ----


            /s/ F. Neal Hunter               Chairman and Director                                 April 30, 2003
------------------------------------------
              F. Neal Hunter


          /s/ Charles M. Swoboda             President, Chief Executive Officer and                April 30, 2003
------------------------------------------   Director (Principal Executive Officer)
            Charles M. Swoboda


          /s/ Cynthia B. Merrell             Chief Financial Officer and Treasurer (Principal      April 30, 2003
------------------------------------------   Financial Officer and Principal Accounting Officer)
            Cynthia B. Merrell


            /s/ James E. Dykes               Director                                              April 17, 2003
------------------------------------------
              James E. Dykes


                                             Director                                              April   , 2003
------------------------------------------                                                               --
            William J. O'Meara


           /s/ John W. Palmour               Director                                              April 17, 2003
------------------------------------------
          John W. Palmour, Ph.D.


           /s/ Robert J. Potter              Director                                              April 17, 2003
------------------------------------------
         Robert J. Potter, Ph.D.


           /s/ Dolph W. von Arx              Director                                              April 30, 2003
------------------------------------------
             Dolph W. von Arx

                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
     5.1      Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
    23.1      Consent of Ernst & Young LLP
    23.2      Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1).
    24.1      Power of Attorney (Contained on signature page).